   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 23, 1995

                                                       REGISTRATION NO. 33-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                         R. R. DONNELLEY & SONS COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               ----------------

                DELAWARE                               36-1004130
      (STATE OR OTHER JURISDICTION                  (I.R.S. EMPLOYER
   OF INCORPORATION OR ORGANIZATION)              IDENTIFICATION NO.)

                              77 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 326-8000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------

                                DEBORAH M. REGAN
                          VICE PRESIDENT AND SECRETARY
                         R. R. DONNELLEY & SONS COMPANY
                              77 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 326-8000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                    COPY TO:

                               DENNIS V. OSIMITZ
                                SIDLEY & AUSTIN
                            ONE FIRST NATIONAL PLAZA
                            CHICAGO, ILLINOIS 60603
                                 (312) 853-7000

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
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- --------------------------------------------------------------------------------

                                                                    PROPOSED
                                                     PROPOSED       MAXIMUM
                                      AMOUNT         MAXIMUM       AGGREGATE      AMOUNT OF
     TITLE OF EACH CLASS OF            TO BE      OFFERING PRICE    OFFERING     REGISTRATION
   SECURITIES TO BE REGISTERED      REGISTERED     PER UNIT(1)      PRICE(1)         FEE
- ---------------------------------------------------------------------------------------------
Debt Securities.................. $500,000,000(2)      100%       $500,000,000     $172,414

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
(1) Estimated solely for the purpose of determining the registration fee.
(2) Or, in the case of debt securities issued at an original discount, such greater principal amount as shall result in an aggregate offering price of the amount set forth above or, in the case of debt securities denominated in a currency other than U.S. dollars or in a composite currency, such U.S. dollar amount as shall result from converting the aggregate public offering price of such debt securities into U.S. dollars at the spot exchange rate in effect on the date such debt securities are initially offered to the public.

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION DATED FEBRUARY 23, 1995

PROSPECTUS

        LOGO
LOGO

                                DEBT SECURITIES

                      -----------

  R. R. Donnelley & Sons Company (the "Company") may offer from time to time up to $500,000,000 (or its equivalent, based on the applicable exchange rate at the time of sale, in such foreign currencies or composite currencies, as shall be designated by the Company) aggregate principal amount of its unsecured debt securities (the "Debt Securities"), consisting of debentures, notes and/or other unsecured evidences of indebtedness. The Debt Securities may be offered as separate series in amounts, at prices and on terms to be determined at the time of sale. The accompanying Prospectus Supplement (the "Prospectus Supplement") sets forth with regard to the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") the title, aggregate principal or initial offering amount, currency or currencies in which the principal (and premium, if any) and any interest are payable, denominations, maturity, rate (which may be fixed or variable) and time of payment of any interest, any terms for redemption at the option of the Company or the holder, any terms for sinking fund payments, any listing on a securities exchange and the initial public offering price and other terms in connection with the offering and sale of the Offered Debt Securities.

  The Company may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly to other purchasers or through agents. See "Plan of Distribution." The Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Offered Debt Securities and any applicable commissions or discounts.

                      -----------

  THESE SECURITIES HAVE  NOT BEEN  APPROVED OR DISAP-
   PROVED BY THE SECURITIES  AND EXCHANGE COMMISSION
    OR ANY STATE SECURITIES  COMMISSION NOR HAS THE
     SECURITIES  AND  EXCHANGE COMMISSION  OR  ANY
      STATE  SECURITIES  COMMISSION  PASSED  UPON
       THE  ACCURACY OR  ADEQUACY  OF THIS  PRO-
        SPECTUS.  ANY   REPRESENTATION  TO  THE
         CONTRARY IS A CRIMINAL OFFENSE.

                      -----------

                The date of this Prospectus is           , 1995

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, WITH RESPECT TO PARTICULAR OFFERED DEBT SECURITIES, THE PROSPECTUS SUPPLEMENT RELATING THERETO, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY AGENT, UNDERWRITER OR DEALER. NEITHER THIS PROSPECTUS NOR ANY PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY OR THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 5th Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Branch of the Commission, 450 5th Street, N.W., Washington, D.C. 20549. Such reports, proxy and information statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, and the Pacific Stock Exchange, 301 Pine Street, San Francisco, California 94104, on which the Company's Common Stock is listed.

                      DOCUMENTS INCORPORATED BY REFERENCE

  The following documents heretofore filed with the Commission by the Company under the Exchange Act are incorporated herein by reference:

  (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1993;

  (b) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, June 30 and September 30, 1994, respectively; and

  (c) the Company's Current Reports on Form 8-K dated January 5, 1994 and February 21, 1995, respectively.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Debt Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Written requests or requests by telephone for such copies should be directed to Deborah M. Regan, Vice President and Secretary, R. R. Donnelley & Sons Company, 77 West Wacker Drive, Chicago, Illinois 60601 (telephone number 312-326-8000).

                                  THE COMPANY

  R. R. Donnelley & Sons Company, incorporated in the state of Delaware in 1956 as the successor to a business founded in 1864, is a major participant in the information industry, providing a broad range of services in print and digital media. The Company believes it is the largest supplier of commercial print and print-related services in the United States. It is a major supplier in the United Kingdom and also provides services in Latin America, continental Europe and Asia. Services provided to customers include presswork and binding, including on-demand customized publications; conventional and digital pre-press operations, including desktop publishing and filmless color imaging, necessary to create a printing image; software replication, translation and localization; list, list enhancement, data base management and mail production services; design and related creative services; cartographic services; electronic communication networks for simultaneous worldwide product releases; digital services to publishers; and the planning for and fulfillment of truck, rail, mail and air distribution for products of the Company and its customers, as well as third parties.

  The Company's executive offices are located at 77 West Wacker Drive, Chicago, Illinois 60601, and its telephone number is 312-326-8000.

                                USE OF PROCEEDS

  Unless otherwise specified in the Prospectus Supplement, the net proceeds to be received by the Company from the sale of the Debt Securities will be used for general corporate purposes, which may include the repayment of indebtedness, working capital, capital expenditures, acquisitions and the repurchase of shares of the Company's common stock. Pending use for these purposes, the Company may invest proceeds from the sale of the Debt Securities in short-term marketable securities.

                     RATIO OF EARNINGS TO FIXED CHARGES(1)

                             YEAR ENDED DECEMBER 31,
           --------------------------------------------------------------------------------------------
           1994            1993                      1992                   1991                   1990
           ----            ----                      ----                   ----                   ----
           5.7             4.9(2)                    7.3                    5.7                    11.5

- --------
(1) For the purposes of calculating the ratio of earnings to fixed charges, earnings consist of earnings before income taxes and fixed charges to the extent that such charges are included in the determination of earnings. Fixed charges consist of interest (whether expensed or capitalized) and one-third of minimum rental payments under operating leases (estimated by management to be the interest factor of such rentals).
(2) 1993 results include a $90 million restructuring charge recorded in the first quarter of 1993 and related primarily to the shutdown of the Company's Chicago manufacturing facility following a customer's decision to discontinue its catalog operations. The ratio of earnings to fixed charges for 1993 would have been 6.2, exclusive of such charge.

                         DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Debt Securities so offered will be described in the Prospectus Supplement relating to such Debt Securities.

  The Offered Debt Securities are to be issued under an Indenture, dated as of November 1, 1990, as supplemented from time to time (the "Indenture"), between the Company and Citibank, N.A., as Trustee (the "Trustee"), a copy of which is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Debt Securities and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by express reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Certain terms defined in the Indenture are capitalized herein. Particular section numbers refer to sections in the Indenture.

GENERAL

  The Debt Securities will be unsecured obligations of the Company and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Company.

  The Indenture does not limit the aggregate principal amount of Debt Securities which may be issued thereunder and provides that Debt Securities may be issued thereunder from time to time in one or more series (Section 301).

  Reference is made to the Prospectus Supplement relating to the Offered Debt Securities for, among other things, the following terms thereof: (1) the title of the Offered Debt Securities; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the date or dates on which the Offered Debt Securities will mature; (4) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any, and the date from which such interest will accrue; (5) the dates on which such interest will be payable and the Regular Record Dates for such Interest Payment Dates; (6) the dates, if any, on which and the price or prices at which the Offered Debt Securities may, pursuant to any mandatory or optional sinking fund provisions, be redeemed by the Company and other detailed terms and provisions of such sinking funds; (7) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of the Company or of the Holder thereof and other detailed terms and provisions of such optional redemption; and (8) the currency or composite currencies in which the Offered Debt Securities are denominated and in which principal of, premium, if any, and any interest on the Offered Debt Securities will or may be payable (Section
301). For a description of the terms of the Offered Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and to the description of Debt Securities set forth herein.

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the principal of, and any premium or interest on, the Offered Debt Securities will be payable, and the Offered Debt Securities will be exchangeable and transfers thereof will be registerable, at the Corporate Trust Office of the Trustee, provided that, at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register (Sections 202, 301, 305 and 1002).

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Offered Debt Securities will be issued in United States dollars in fully registered form, without coupons, in denominations of $1,000 or any integral multiple thereof (Section 302). No service charge will be made for any transfer or exchange of the Offered Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305).

  Debt Securities may be issued under the Indenture as Original Issue Discount Securities to be offered and sold at a substantial discount from the principal amount thereof. Special federal income tax, accounting and other considerations applicable to any such Original Issue Discount Securities will be described in the

Prospectus Supplement relating thereto. "Original Issue Discount Security" means any security which provides for an amount less than the principal amount thereof to be due and payable upon the declaration of acceleration of the Maturity thereof upon the occurrence of an Event of Default and during the continuation thereof (Section 101).

  Unless otherwise indicated in the Prospectus Supplement relating thereto, the Indenture does not afford holders of Debt Securities of any series protection against the Company incurring unsecured indebtedness or (except as described in "Description of Debt Securities--Restrictive Covenants") engaging in corporate transactions or reorganizations which could result in the Company's involvement in a highly leveraged transaction.

RESTRICTIVE COVENANTS

 Restrictions Upon Secured Debt

  The Company covenants that it will not, and will not permit any Restricted Subsidiary to, create, incur, issue, assume or guarantee any indebtedness for borrowed money (hereafter called "indebtedness") secured by a mortgage, security interest, pledge or lien (hereafter called "mortgage") of or upon any Principal Property or on any shares of capital stock or indebtedness of any Restricted Subsidiary, whether owned at the date of the Indenture or thereafter acquired, without effectively providing that the Debt Securities (together with, if the Company shall so determine, any other indebtedness created, incurred, issued, assumed or guaranteed by the Company or any Restricted Subsidiary and then existing or thereafter created) shall be secured by such mortgage equally and ratably with (or, at the option of the Company, prior to) such indebtedness. The foregoing restrictions, however, shall not apply to any indebtedness secured by any one or more of the following: (a) mortgages of or upon any property acquired, constructed or improved by, or of or upon any shares of capital stock or indebtedness acquired by, the Company or any Restricted Subsidiary after the date of the Indenture to secure indebtedness incurred for the purpose of financing or refinancing all or any part of the purchase price of any property, shares of capital stock or indebtedness or of the cost of any construction or improvements on such property, which indebtedness is incurred prior to or within 180 days after such acquisition, completion of such construction or the commencement of the commercial operation of such property, as the case may be; (b) mortgages of or upon any property, shares of capital stock or indebtedness existing at the time of acquisition thereof by the Company or any Restricted Subsidiary; (c) mortgages of or upon property of a corporation existing at the time such corporation is merged with or into or consolidated with the Company or any Restricted Subsidiary or existing at the time of a sale or transfer of the properties of a corporation as an entirety or substantially as an entirety to the Company or any Restricted Subsidiary; (d) mortgages of or upon any property of, or shares of capital stock or indebtedness of, a corporation existing at the time such corporation becomes a Restricted Subsidiary; (e) mortgages to secure indebtedness of any Restricted Subsidiary to the Company or to another Restricted Subsidiary; (f) mortgages in favor of governmental bodies to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure indebtedness incurred or guaranteed to finance or refinance all or any part of the purchase price of the property, shares of capital stock or indebtedness subject to, or the cost of constructing or improving the property subject to, such mortgages; and (g) extensions, renewals or replacements of any mortgage existing on the date of the Indenture or any mortgage referred to in the foregoing clauses (a) through (f), inclusive (Section 1006).

  Notwithstanding the restrictions outlined above, the Company or any Restricted Subsidiary may, without equally and ratably securing the Debt Securities, issue, assume or guarantee indebtedness secured by a mortgage not excepted under clauses (a) through (g) above, if the aggregate amount of such indebtedness, together with all other indebtedness of, or indebtedness guaranteed by, the Company and its Restricted

Subsidiaries existing at such time and secured by mortgages not so excepted and the Attributable Debt in respect of Sale and Lease-Back Transactions existing at such time (other than Sale and Lease-Back Transactions in respect of which an amount not less than the greater of (x) the net proceeds of the sale of such property or (y) the fair market value (as determined by the Board of Directors) of such property has been applied, within 180 days after the effective date of the arrangement, to either the prepayment or retirement (other than any mandatory prepayment or retirement) of long-term indebtedness or to the acquisition, construction or improvement of a manufacturing plant or facility which is, or upon completion will be, a Principal Property and Sale and Lease-Back Transactions in which the property involved would have been permitted to be mortgaged under clause (a) or (f) above), does not at the time exceed 10% of Consolidated Net Tangible Assets (Section 1006).

 Restrictions Upon Sale and Lease-Back Transactions

  Sale and Lease-Back Transactions by the Company or any Restricted Subsidiary of any Principal Property are prohibited unless (i) the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled pursuant to clause (a) or (f) under the subsection Restrictions Upon Secured Debt above, without equally and ratably securing the Debt Securities, to incur indebtedness secured by a mortgage on the property to be leased, or
(ii) the Company or such Restricted Subsidiary would (at the time of entering into such arrangement) be entitled, without equally and ratably securing the Debt Securities, to incur indebtedness secured by a mortgage on such property in an amount at least equal to the Attributable Debt in respect of the Sale and Lease-Back Transaction, or (iii) the Company shall apply, within 180 days of the effective date of the arrangement, an amount not less than the greater of
(x) the net proceeds of the sale of such property or (y) the fair market value (as determined by the Board of Directors of the Company) of such property to either the prepayment or retirement (other than any mandatory prepayment or retirement) of long-term indebtedness of the Company or any Restricted Subsidiary or to the acquisition, construction or improvement of a manufacturing plant or manufacturing facility which is, or upon such acquisition, construction or improvement will be, a Principal Property (Section
1007).

 Certain Definitions

  The term "Attributable Debt" in respect of a Sale and Lease-Back Transaction means the present value (discounted at the rate of interest implicit in the lease involved in such Sale and Lease-Back Transaction, as determined in good faith by the Company) of the obligation of the lessee thereunder for rental payments (excluding, however, any amounts required to be paid by such lessee, whether or not designated as rent or additional rent, on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges) during the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) (Section 101).

  The term "Consolidated Net Tangible Assets" means, as of any particular time, the total amount of assets (less applicable reserves) after deducting therefrom
(a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and excluding current maturities of long-term indebtedness), and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as shown in the audited consolidated balance sheet of the Company and subsidiaries contained in the Company's then most recent annual report to stockholders, except that assets shall include an amount equal to the Attributable Debt in respect of any Sale and Lease-Back Transaction not capitalized on such balance sheet (Section 101).

  The term "Principal Property" means any manufacturing plant or manufacturing facility located within the United States of America, having a gross book value in excess of 1% of Consolidated Net Tangible Assets at the time of determination thereof and owned by the Company or any Restricted Subsidiary, in each case other than (1) any such plant or facility which, in the opinion of the Board of Directors of the Company, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries taken as a whole, or (2) any portion of such a plant or facility similarly found not to be of material importance to the use or operation thereof (Section 101).

  The term "Restricted Subsidiary" means any Subsidiary (a) substantially all of the property of which is located, or substantially all of the business of which is carried on, within the United States of America (other than its territories or possessions and other than Puerto Rico) and (b) which owns a Principal Property; provided, however, that any Subsidiary which is principally engaged in financing operations outside the United States of America or which is principally engaged in leasing or in financing installment receivables shall not be a Restricted Subsidiary (Section 101).

  The term "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any Principal Property, whether owned at the date of the Indenture or thereafter acquired (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between the Company and any Restricted Subsidiary, between any Restricted Subsidiary and the Company or between Restricted Subsidiaries), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person with the intention of taking back a lease of such property (Section
101).

  The term "Subsidiary" means any corporation more than 50% of the outstanding voting stock of which is at the time owned, directly or indirectly, by the Company and/or one or more of its other Subsidiaries (Section 101).

EVENTS OF DEFAULT

  The following are Events of Default under the Indenture with respect to Debt Securities of any series: (a) default in the payment of any interest on any Debt Security of that series when due, continued for 30 days; (b) default in the payment of the principal of or premium, if any, on any Debt Security of that series at Maturity; (c) default in the deposit of any sinking fund payment in respect of any Debt Security of that series when due; (d) default in the performance, or breach, of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty included in the Indenture solely for the benefit of series of Debt Securities other than that series), continued for 90 days after written notice as provided in the Indenture; (e) certain events of bankruptcy, insolvency or reorganization relating to the Company; and
(f) any other Event of Default provided with respect to Debt Securities of that series (Section 501).

  If an Event of Default with respect to Debt Securities of any series at the time Outstanding shall occur and be continuing, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately. However, at any time after a declaration of acceleration with respect to Debt Securities of any series has been made, and before a judgment or decree based on such acceleration has been obtained, the Holders of a majority in principal amount of Outstanding Debt Securities of that series may, subject to certain conditions, rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal, with respect to Debt Securities of that series have been cured or waived as provided in the Indenture (Section
502). For information as to waiver of defaults, see "Modification and Waiver." Reference is made to the Prospectus Supplement relating to any series of Offered Debt Securities which are Original Issue Discount Securities for the particular provisions relating to acceleration of the Maturity of a portion of the principal amount of such Original Issue Discount Securities upon the occurrence of an Event of Default and the continuation thereof.

  The Indenture provides that, subject to the duties of the Trustee to act with the required standard of care if an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable security or indemnity (Sections 601 and 603). Subject to such provisions for security or indemnification of the Trustee and certain other conditions, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).

  No Holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to Debt Securities of that series and unless also the Holders of not less than 25% in principal amount of the Outstanding Debt Securities of that series shall have made written request, and offered reasonable security or indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days after the Trustee's receipt of such notice (Section 507). However, the Holder of any Debt Security will have an absolute right to receive payment of the principal of (and premium, if any) and any interest on such Debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment (Section 508).

  The Indenture requires the Company to furnish to the Trustee annually a statement as to the absence of certain defaults under the Indenture (Section
1008). The Indenture provides that the Trustee may withhold notice to the Holders of Debt Securities of any series of any default (except defaults in payment of principal or any premium or interest or in sinking fund payments) with respect to Debt Securities of that series if it determines the withholding of such notice is in the interest of the Holders of Debt Securities of that series (Section 602).

MODIFICATION AND WAIVER

  Modification and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of each series affected thereby; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:
(a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security; (b) reduce the principal amount of, or the rate of interest on, or any premium payable upon the redemption of, any Debt Security; (c) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof; (d) change the place or currency of payment of principal of, or premium, if any, or interest on, any Debt Security; (e) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security after the Stated Maturity; or (f) reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of the Holders of which is required for modification or amendment of the Indenture, for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults (Section 902).

  The Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive, insofar as that series is concerned, compliance by the Company with certain restrictive covenants of the Indenture (Section 1009). The Holders of not less than a majority in principal amount of the Outstanding Debt Securities of any series may on behalf of the Holders of all Debt Securities of that series waive any past default under the Indenture with respect to that series, except a default in the payment of the principal of or premium, if any, or any interest on any Debt Security of that series or in respect of a provision which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of that series affected (Section 513).

DEFEASANCE

 Defeasance and Discharge

  If the Debt Securities of any series so provide, the Company will be discharged (hereinafter, "defeasance") from any and all obligations in respect of Debt Securities of that series (except for certain obligations to register the transfer or exchange of Debt Securities of that series, to replace stolen, lost or mutilated Debt Securities of that series, to maintain paying agencies, to compensate and indemnify the Trustee and to furnish the Trustee (if the Trustee is not the registrar) with the names and addresses of the holders of Debt Securities of that series) upon the irrevocable deposit with the Trustee, in trust, of money and/or securities of the government which issued the currency in which the Debt Securities of that series are payable or securities issued by government agencies backed by the full faith and credit of such government which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any) and the interest on the Debt Securities of that series on the Stated Maturity of such payments in accordance with the terms of the Debt Securities of that series (Section 1302). Such a defeasance may be effected only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be an employee of or counsel for the Company) stating that the Company has received from the Internal Revenue Service a private letter ruling, or that the Internal Revenue Service has published a revenue ruling pertaining to a comparable form of transaction, or that since the date of the Indenture there has been a change in the applicable federal income tax law, in either case to the effect that Holders of the Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times, as would have been the case if such defeasance had not occurred (Section 1304). In addition, the Company may also obtain a discharge of the Indenture with respect to all Debt Securities issued under the Indenture by depositing with the Trustee, in trust, money sufficient to pay at Stated Maturity or upon redemption all of such Debt Securities, provided that such Debt Securities are by their terms to become due and payable within one year or are to be called for redemption within one year (Section 401).

 Defeasance of Certain Covenants and Certain Events of Default

  If the Debt Securities of any series so provide, the Company may omit to comply (hereinafter, "covenant defeasance") with the restrictive covenants described under Restrictive Covenants--Restrictions Upon Secured Debt and -- Restrictions Upon Sale and Lease-Back Transactions and Consolidation, Merger and Sale of Assets and such other covenants as may be included in the Prospectus Supplement for such series, and no Event of Default shall arise with respect to Debt Securities of such series by reason of any failure to comply therewith, upon the irrevocable deposit with the Trustee, in trust, of money and/or securities of the government which issued the currency in which the Debt Securities of that series are payable or securities issued by government agencies backed by the full faith and credit of such government which, through the payment of interest and principal in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal of (and premium, if any) and the interest on the Debt Securities of that series on the Stated Maturity of such payments in accordance with the terms of the Debt Securities of that series (Sections 1303 and 1304). The obligations of the Company under the Debt Securities of that series other than with respect to the covenants referred to above and all Events of Default other than with respect to such covenants shall remain in full force and effect. Such a covenant defeasance may be effected only if, among other things, the Company has delivered to the Trustee an Opinion of Counsel (who may be an employee of or counsel for the Company) to the effect that the Holders of the Debt Securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times, as would have been the case if such covenant defeasance had not occurred (Section
1304).

 Covenant Defeasance and Certain Other Events of Default

  In the event the Company exercises its option to effect a covenant defeasance with respect to the Debt Securities of any series as described above and the Debt Securities of that series are thereafter declared due and payable because of the occurrence of any Event of Default other than the Event of Default caused by failing to comply with the covenants which are defeased, the amount of money and securities on deposit with the Trustee would be sufficient to pay amounts due on the Debt Securities of that series at the time of their Stated Maturity but may not be sufficient to pay amounts due on the Debt Securities of that series at the time of the acceleration resulting from such Event of Default. However, the Company would remain liable for such payments.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  Nothing in the Indenture or in any of the Debt Securities shall prevent any consolidation of the Company with or merger of the Company into any other corporation or shall prevent any lease, sale or transfer of all or substantially all of the property and assets of the Company to any other Person; provided, however, and the Company covenants and agrees, that any such consolidation, merger, lease, sale or transfer shall be upon the condition that
(i) the due and punctual payment of the principal of, and premium, if any, and interest on, all the Debt Securities according to their tenor, and the due and punctual performance and observance of all the terms, covenants and conditions of the Indenture to be kept or performed by the Company, shall, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, be assumed by the corporation formed by such consolidation or into which the Company shall have merged, or the Person which shall have acquired by lease, sale or transfer all or substantially all of the property and assets of the Company, (ii) after giving effect to such transaction, no Event of Default, and no event which after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing and (iii) the corporation formed by such consolidation or into which the Company shall have merged or the Person which shall have acquired by sale or transfer, or which leases, all or substantially all of the property or assets of the Company shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia. (Section 801).

  If, upon any such consolidation or merger, or upon any such lease, sale or transfer, any Principal Property of the Company or of any Restricted Subsidiary or any shares of capital stock or indebtedness of any Restricted Subsidiary, owned immediately prior thereto, would thereupon become subject to any mortgage, security interest, pledge or lien securing any indebtedness for borrowed money of, or guaranteed by, such other corporation or Person (other than any mortgage, security interest, pledge or lien permitted as described under "Restrictive Covenants--Restrictions Upon Secured Debt" above), the Company, prior to such consolidation, merger, lease, sale or transfer, will by indenture supplemental to the Indenture secure the due and punctual payment of the principal of, and premium, if any, and interest on the Debt Securities (together with, if the Company shall so determine, any other indebtedness of, or guaranteed by, the Company or any Restricted Subsidiary and then existing or thereafter created) equally and ratably with (or, at the option of the Company, prior to) the indebtedness secured by such mortgage, security interest, pledge or lien (Section 802).

REGARDING THE TRUSTEE

  Citibank, N.A., the Trustee under the Indenture, is also trustee with respect to several series of debt securities issued pursuant to the Indenture. The Company maintains banking relationships in the ordinary course of business with Citibank, N.A. and several of its affiliates. Citibank, N.A., through certain of such affiliates, has committed to lend funds to the Company from time to time under various credit agreements among the Company and the banks which are parties thereto.

                              PLAN OF DISTRIBUTION

  The Company may sell Debt Securities to or through underwriters or dealers, and also may sell Debt Securities directly to one or more other purchasers or through agents. The Prospectus Supplement sets forth the names of any underwriters or agents involved in the sale of the Offered Debt Securities and any applicable commissions or discounts.

  Underwriters, dealers or agents may offer and sell the Debt Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the Debt Securities, underwriters or agents may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the Debt Securities for whom they may act as agent. Underwriters or agents may sell the Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

  The Debt Securities, when first issued, will have no established trading market. Any underwriters or agents to or through whom Debt Securities are sold by the Company for public offering and sale may make a market in such Debt Securities, but such underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Debt Securities.

  Any underwriters, dealers or agents participating in the distribution of the Debt Securities may be deemed to be underwriters and any discounts and commissions received by them and any profit realized by them on resale of the Debt Securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Act"). Underwriters, dealers or agents may be entitled, under agreements entered into with the Company, to indemnification against or contribution toward certain civil liabilities, including liabilities under the Act.

  If so indicated in the Prospectus Supplement, the Company will authorize underwriters or agents to solicit offers by certain institutions to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Offered Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

                                 LEGAL OPINIONS

  Certain legal matters in connection with the Debt Securities offered hereby will be passed upon for the Company by Deborah M. Regan, Vice President and Secretary of the Company, and Sidley & Austin, Chicago, Illinois. As of December 31, 1994, Ms. Regan beneficially owned 704 shares of the Company's common stock and held options to acquire 6,100 shares of such common stock. Mr.
H. Blair White, of counsel to Sidley & Austin, is a director of the Company.

                                    EXPERTS

  The (i) consolidated financial statements and schedules of the Company included in its Annual Report on Form 10-K for the year ended December 31, 1993 and (ii) consolidated financial statements and notes to financial statements of the Company for the year ended December 31, 1994 included in its Current Report on Form 8-K dated February 21, 1995 and incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur Andersen LLP (formerly Arthur Andersen & Co.), independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated to be:

      S.E.C. Registration Fee......................................... $172,414
      Trustee's Charges...............................................   33,000*
      Engraving.......................................................    5,000*
      Accounting Fees.................................................   15,000*
      Rating Agency Fees..............................................   80,000*
      Blue Sky and Legal Fees and Expenses............................   80,000*
      Miscellaneous...................................................   14,586*
                                                                       --------
                                                                       $400,000
                                                                       ========

- --------
*  Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

  Article Twelfth of the Company's Certificate of Incorporation, which Certificate was filed as an exhibit to the Company's Form 10-Q for the quarter ended March 31, 1993, is incorporated herein by reference.

  The Company has purchased liability insurance covering its directors and officers to provide protection in certain circumstances where the Company cannot indemnify a director or officer, in addition to protection to the Company in certain circumstances where a director or officer may be indemnified by the Company under the provisions of Delaware law.

  The proposed forms of Underwriting Agreement and Agency Agreement, filed as Exhibits 1.1 and 1.2, respectively, to this Registration Statement, provide for indemnification of directors and officers of the Company by the underwriters or agents, as the case may be, against certain liabilities.

ITEM 16. EXHIBITS.

     EXHIBIT
     NUMBER                       DESCRIPTION OF EXHIBIT
     -------                      ----------------------
       1.1   --Form of Underwriting Agreement.
       1.2   --Form of Agency Agreement.
       4.1   --Indenture dated as of November 1, 1990 between the Company and
              Citibank, N.A., as Trustee, filed as an Exhibit with Form SE on
              May 3, 1990 and incorporated by reference herein.
       4.2   --Form of Debt Securities (included in 4.1 at pages 14-22).
       4.3   --Form of Fixed Rate Note.
       4.4   --Form of Floating Rate Note.
       5     --Opinion of Deborah M. Regan as to the validity of the Debt
              Securities.
      12     --Computation of Ratio of Earnings to Fixed Charges, filed as an
              Exhibit with Current Report on Form 8-K dated February 21, 1995 and incorporated by reference.
      23.1   --Consent of Arthur Andersen LLP.

     EXHIBIT
     NUMBER                        DESCRIPTION OF EXHIBIT
     -------                       ----------------------
      23.2   --The consent of Deborah M. Regan is contained in her opinion filed as Exhibit 5 to this Registration Statement.
      24     --Powers of Attorney.
      25     --Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Citibank, N.A.

ITEM 17. UNDERTAKINGS.

  The Company hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if this Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (5) that, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (6) that, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHICAGO AND THE STATE OF ILLINOIS ON THE 23RD DAY OF FEBRUARY, 1995.

                                          R. R. DONNELLEY & SONS COMPANY

                                                   /s/ Frank R. Jarc
                                          By __________________________________
                                                      Frank R. Jarc,
                                            Executive Vice President and Chief
                                                     Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW ON THE 23RD DAY OF FEBRUARY, 1995 BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED.
                                                   SIGNATURE AND TITLE


         SIGNATURE AND TITLE                                *

                                          -------------------------------------
                  *                                 Richard M. Morrow,
- -------------------------------------                   Director
           John R. Walter,

    Chairman of the Board, Chief                            *
   Executive Officer and Director         -------------------------------------
    (Principal Executive Officer)                  M. Bernard Puckett,

                                                        Director
        /s/ Frank R. Jarc

- -------------------------------------                       *
           Frank R. Jarc,                 -------------------------------------
    Executive Vice President and                     John M. Richman,
       Chief Financial Officer                          Director

    (Principal Financial Officer)

                                                            *
                  *                       -------------------------------------
- -------------------------------------              William D. Sanders,
          William L. White,                             Director

    Vice President and Controller
   (Principal Accounting Officer)                           *
                                          -------------------------------------

                 *                                   Jerre L. Stead,
- -------------------------------------                   Director

        Martha Layne Collins,
              Director                                      *
                                          -------------------------------------

                 *                                   Bide L. Thomas,
- -------------------------------------                   Director

         James R. Donnelley,
              Director                                      *
                                          -------------------------------------

                 *                                   H. Blair White,
- -------------------------------------                   Director

       Charles C. Haffner III,
              Director                                      *
                                          -------------------------------------

                  *                                  Stephen M. Wolf,
- -------------------------------------                   Director
          Thomas S. Johnson,

              Director
       /s/ Deborah M. Regan
*By _________________________________
           Deborah M. Regan,
           Attorney-in-Fact